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                               JOINT FILING AGREEMENT


       In accordance with Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing with all other Reporting Persons (as such term is defined in the Schedule 13D referred to below) on behalf of each of them of a statement on Schedule 13D (including any and all amendments thereto) with respect to the common stock, par value $.01 per share, of Dualstar Technologies Corporation, a Delaware corporation, and that this Agreement will be included as an Exhibit to such joint filing. The undersigned further agree that each party hereto is responsible for timely filling of such statement on Schedule 13D and any amendments thereto, and for the completeness and accuracy of the information concerning such party contained therein; provided that no party is responsible for the completeness or accuracy of the information concerning the other party, unless such party knows or has reason to believe that such information is inaccurate. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

       IN WITNESS WHEREOF, the undersigned hereby execute this Agreement as of the 4th day of December, 1998.

                                          TECHNOLOGY INVESTORS GROUP, LLC


                                          By: /s/ Brad C. Singer
                                             -------------------------
                                          Name:  Brad C. Singer
                                          Title: Manager

                                           /s/ Brad C. Singer
                                          ----------------------------------
                                          Brad C. Singer, individually

                                           /s/ Frieda R. Tydings
                                          ----------------------------------
                                          Frieda R. Tydings, individually

                                           /s/ Lloyd I. Miller
                                          ----------------------------------
                                          Lloyd I. Miller, III, individually